UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 15, 2010
Date of Earliest Event Reported: January 13, 2010

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

All statements that are included in this Report and the attachments hereto, other than statements of historical fact, are forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors. Statements made in the future tense, and statements using words such as “may,” “can,” “could,” “should,” “predict,” “aim’” “potential,” “continue,” “opportunity,” “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” “scheduled” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond our control. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. We caution you not to place undo reliance on the forward-looking statements, which speak only as of the date of this report. We disclaim any obligation to update any of these forward-looking statements as a result of new information, future events, or otherwise, except as expressly required by law.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

As described below in Item 7.01, on January 14, 2010, Vertex Energy, Inc. (the “Company,” “we,” and “us”) presented certain information to third parties in connection with a PowerPoint Presentation (the “Presentation”), which information included certain of its projected results of operations and projected financial condition for the quarter ended December 31, 2009. A copy of the Presentation is being furnished as Exhibit 99.1 to this Form 8-K.

The limited financial information and projections provided in the Presentation have not been audited or reviewed by the Company’s independent auditing firm. Such projections were provided for informational purposes only and such information may be materially different (e.g., revenues, net income, cost of revenues, operating expenses, interest expense, EBITDA and/or other results of operations may be reflected more favorably in the projections provided in the Presentation) from the Company’s audited financial information for the year ended December 31, 2009 as filed in the Company’s Form 10-K Annual Report. As such, investors are cautioned not to put undue influence on such information, which likely will not represent the Company’s final audited financial statements for the year ended December 31, 2009, which the Company will file in connection with its Form 10-K filing.

The information contained in this Item 2.02, including the related information set forth in the Presentation attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 13, 2010, the Company’s Board of Directors approved the filing of a Certificate of Designation of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”), which was filed with the Secretary of State of Nevada on or around January 14, 2010 (the “Designation”).  The Designation provides for 2,000,000 shares of Preferred Stock which have the following rights, preferences and limitations (which rights, preferences and limitations are qualified in all respects by the terms and conditions of the actual Designation as filed with the Secretary of State of Nevada):

•
The Preferred Stock accrues a dividend of 12% per annum, payable quarterly in arrears (beginning on the first full quarter after the issuance date of such Preferred Stock), based on a face value of $1.00 per share;

•
The Preferred Stock includes a liquidation preference which is junior to the Company’s previously outstanding shares of preferred stock, senior securities and other security holders as provided in further detail in the Designation;

•
The Preferred Stock is convertible into shares of the Company’s common stock on a one for one basis at a conversion price of $1.00 per share, provided that the Preferred Stock automatically converts into shares of the Company’s common stock on a one for one basis if the Company’s common stock trades above $2.00 per share for a period of 10 consecutive trading days;

•	The Preferred Stock has no voting rights (other than on matters concerning the Preferred Stock as further described in the Designation); and

•	The Company is obligated to redeem any unconverted shares of Preferred Stock in cash at $1.00 per share on the third anniversary date of the original issuance date of each share of Preferred Stock.

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 14, 2010, the Company presented certain information to third parties in connection with the Presentation, which information included its unaudited projected results of operations and projected financial condition. A copy of the Presentation is being furnished as Exhibit 99.1 to this Form 8-K.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

3.1*	Series B Convertible Preferred Stock Filing (as filed with the Secretary of State of Nevada)

99.1*	PowerPoint Presentation

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 14, 2010	By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer